Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Timothy A. Bonang, Vice President, Investor Relations, or Katie Strohacker, Director, Investor Relations
(617) 796-8232
www.hptreit.com

Hospitality Properties Trust Lengthens Maturities and Improves Pricing on $1.15 Billion of Credit Facilities

NEWTON, MA (January 8, 2014): Hospitality Properties Trust (NYSE: HPT) today announced that it has entered into an amended and restated credit facilities agreement for $1.15 billion, which includes its existing $750 million unsecured revolving credit facility and existing $400 million unsecured term loan.

Prior to the amendment, HPT’s $750 million revolving credit facility had a maturity date of September 7, 2015 and interest paid on drawings was LIBOR plus 130 basis points. The maturity date of the amended revolving credit facility was extended by almost three years, to July 15, 2018, and interest paid on drawings has been reduced to LIBOR plus 110 basis points. In addition, the facility fee was reduced from 30 basis points to 20 basis points per annum on the total amounts of lending commitments.  Both the premium over LIBOR and the facility fee are subject to adjustments based on changes to HPT’s credit ratings.  The amended revolving credit facility also includes a borrower’s option to further extend the facility for one additional year.

Prior to the amendment, HPT’s $400 million term loan had a maturity date of March 13, 2017 and interest paid on drawings was LIBOR plus 145 basis points. The maturity date of the amended term loan was extended by over two years, to April 15, 2019, and interest paid on drawings has been reduced to LIBOR plus 120 basis points.  The premium over LIBOR is subject to adjustments based on changes to HPT’s credit ratings.

In addition, the amended credit facilities include a feature under which maximum borrowings may be increased to up to $2.3 billion on a combined basis in certain circumstances.

Mark Kleifges, HPT’s Treasurer and Chief Financial Officer, made the following statement regarding today’s announcement:

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

“HPT’s successful amendment to the credit facilities reduces our debt costs and enhances our liquidity by extending our debt maturities. We very much appreciate the support we received from our 24 new and incumbent lenders which made over $1.8 billion of capital commitments to the credit facilities.”

Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets, LLC and RBC Capital Markets are the Joint Lead Arrangers for the new facility.  Banks participating in the new credit facilities are as follows:

Name of Institution	Facility Title	Revolving Credit Facility Lender	Term Loan Lender
Wells Fargo Bank, National Association	Administrative Agent	x	x
Royal Bank of Canada	Syndication Agent	x	x
PNC Bank, National Association	Syndication Agent	x	x
Bank of America, N.A.	Syndication Agent	x	x
Regions Bank	Documentation Agent	x	x
RBS Citizens, N.A.	Documentation Agent	x	x
Sumitomo Mitsui Banking Corporation	Documentation Agent	x	x
Mizuho Bank, Ltd.	Documentation Agent	x	x
BBVA Compass Bank	Lender	x	x
U.S. Bank National Association	Lender	x	x
Citibank, N.A.	Lender	x	x
Santander Bank, N.A.	Lender	x	x
Bank Hapoalim B.M.	Lender	x	x
Mega International Commercial Bank Co., Ltd. New York Branch	Lender	x	x
Morgan Stanley Bank, N.A.	Lender	x	-
UBS AG, Stamford Branch	Lender	x	-
Land Bank of Taiwan Los Angeles Branch	Lender	x	x
Bank of Taiwan, Los Angeles Branch	Lender	x	x
Chang Hwa Commercial Bank, Ltd., New York Branch	Lender	x	x
Comerica Bank	Lender	x	x
First Tennessee Bank N.A.	Lender	x	x
Taiwan Cooperative Bank, Los Angeles Branch	Lender	x	x
Jefferies Finance LLC	Lender	x	-
Mega International Commercial Bank Co., Ltd. Los Angeles Branch	Lender	x	x

Hospitality Properties Trust is a real estate investment trust, or REIT, which owns 291 hotels and 184 travel centers located in 44 states, Puerto Rico and Canada.  HPT is headquartered in Newton, Massachusetts.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING

STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                 THIS PRESS RELEASE STATES THE AMOUNT OF THE REVOLVING CREDIT FACILITY.  HOWEVER, CONTINUED AVAILABILITY OF BORROWINGS UNDER THE REVOLVING CREDIT FACILITY IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND MEETING OTHER CUSTOMARY CONDITIONS.

•                 THIS PRESS RELEASE STATES THAT THE MAXIMUM BORROWINGS UNDER THE CREDIT FACILITIES MAY BE INCREASED TO UP TO $2.3 BILLION IN CERTAIN CIRCUMSTANCES.  INCREASING THE MAXIMUM BORROWINGS UNDER OUR CREDIT FACILITIES IS SUBJECT TO OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS.  OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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